Exhibit (d)(12)

FEE WAIVER AGREEMENT
FOR TIAA-CREF LIFECYCLE FUNDS AND
TIAA-CREF LIFECYCLE INDEX FUNDS

This Agreement is entered into effective as of September 30, 2020, by and between TIAA-CREF Funds (the “Trust”), a Delaware statutory trust, and Teachers Advisors, LLC (“Advisors”), a Delaware limited liability company.

WHEREAS, the Trust is an open-end diversified management investment company with numerous investment portfolios, including sub-families of funds known as the “Lifecycle Funds” and the “Lifecycle Index Funds” (collectively, the “Funds”);

WHEREAS, Advisors and the Trust have entered into an Investment Management Agreement (the “Investment Management Agreement”) providing for investment management services to be provided by Advisors to the Funds for an investment management fee, which is made up of both an Asset Allocation Fee Rate and an Underlying Funds Fee Rate, each as defined in the Investment Management Agreement; and

WHEREAS, the parties hereto wish to lessen the impact of the fees levied on the Funds in the Investment Management Agreement.

NOW, THEREFORE, the parties do hereby agree as follows:

1.	Term of Agreement. This Agreement shall be in-force from September 30, 2020 until the close of business on September 30, 2023 with respect to waivers of a portion of the management fees of the Lifecycle Funds based on the Asset Allocation Fee Rate, from September 30, 2020 until the close of business on September 30, 2021 with respect to waivers of a portion of the management fees of the Lifecycle Funds based on the Underlying Funds Fee Rate, and from September 30, 2020 until the close of business on September 30, 2021 with respect to the Lifecycle Index Funds, unless earlier terminated by written agreement of the parties hereto.

2.	Waiver of Lifecycle Funds’ Management Fees. Advisors hereby agrees to waive all of its fees under the Investment Management Agreement that are based on the Asset Allocation Fee Rate for the following Funds:

Lifecycle Retirement Income Fund

Lifecycle 2010 Fund

Lifecycle 2015 Fund

Lifecycle 2020 Fund

Lifecycle 2025 Fund

Lifecycle 2030 Fund

Lifecycle 2035 Fund

Lifecycle 2040 Fund

Lifecycle 2045 Fund

Lifecycle 2050 Fund

Lifecycle 2055 Fund

Lifecycle 2060 Fund

Lifecycle 2065 Fund

Advisors also hereby agrees to waive a portion of the management fees based on the Underlying Funds Fee Rate of certain Lifecycle Funds, as reflected below:

Fund	Amount of Underlying Funds Fee Rate Waived
Lifecycle Retirement Income Fund	0.020%
Lifecycle 2010 Fund	0.020%
Lifecycle 2015 Fund	0.022%
Lifecycle 2020 Fund	0.024%
Lifecycle 2025 Fund	0.025%
Lifecycle 2030 Fund	0.026%
Lifecycle 2035 Fund	0.036%
Lifecycle 2040 Fund	0.045%
Lifecycle 2045 Fund	0.043%
Lifecycle 2050 Fund	0.053%
Lifecycle 2055 Fund	0.052%
Lifecycle 2060 Fund	0.052%
Lifecycle 2065 Fund	0.052%

3.	Waiver of Lifecycle Index Funds’ Management Fees. Advisors hereby agrees to waive a portion of the management fees based on the Asset Allocation Fee Rate of the Lifecycle Index Funds, as reflected below:

Fund	Contractual Asset Allocation Fee Rate	Actual Asset Allocation Fee Rate (post-waiver)
Lifecycle Index Retirement Income Fund	0.100%	0.000%
Lifecycle Index 2010 Fund	0.100%	0.000%
Lifecycle Index 2015 Fund	0.100%	0.002%
Lifecycle Index 2020 Fund	0.100%	0.008%
Lifecycle Index 2025 Fund	0.100%	0.015%
Lifecycle Index 2030 Fund	0.100%	0.022%
Lifecycle Index 2035 Fund	0.100%	0.029%
Lifecycle Index 2040 Fund	0.100%	0.033%
Lifecycle Index 2045 Fund	0.100%	0.038%
Lifecycle Index 2050 Fund	0.100%	0.038%
Lifecycle Index 2055 Fund	0.100%	0.039%
Lifecycle Index 2060 Fund	0.100%	0.039%
Lifecycle Index 2065 Fund	0.100%	0.040%

Advisors also hereby agrees to waive a portion of the management fees based on the Underlying Funds Fee Rate of certain Lifecycle Index Funds, as reflected below:

Fund	Amount of Underlying Funds Fee Rate Waived
Lifecycle Index Retirement Income Fund	0.004%
Lifecycle Index 2010 Fund	0.004%

4.	Assignment and Modification. This Agreement may be modified or assigned only by a writing signed by all of the parties.

5.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

Teachers Advisors, LLC

By:
Title:

TIAA-CREF Funds

On Behalf of Each Lifecycle Fund and Each Lifecycle Index Fund

By:
Title: